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                                                               Exhibit 99.(j)(2)





         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report on the Ariel Mutual Funds dated October 17, 2003 in the Registration Statement (Form N-1A) of Ariel Investment Trust and its incorporation by reference in the related Prospectuses and Statement of Additional Information filed with the Securities and Exchange Commission in the Post-Effective Amendment
No. 31 to the Registration Statement under the Securities Act of 1933 (File No. 33-7699) and in this Amendment No. 31 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4786).

                                       ERNST & YOUNG LLP

Chicago, Illinois
January 28, 2005